TIDAL ROYALTY CORP. CORPORATE STRUCTURE (CURRENT AO 11/23/18)


Tidal Royalty Corp. (BC)
Canada
United States
RLTY USA Corp. (DE)
RLTY Beverage 1 LLC (DE)
RLTY Development MA 1 LLC (DE)
RLTY Development NV 1 LLC (DE)
RLTY Service LLC (DE)
RLTY Development FLA 1 LLC (DE)
RLTY Development FLA 2 LLC (DE)
RLTY Development CA 1 LLC (DE)
RLTY Development Springfield LLC (MA)
RLTY Development Orange LLC (MA)